                                                                    EXHIBIT 99.1

[TBC CORPORATION]                   NEWS RELEASE




         7111 FAIRWAY DRIVE - SUITE 201 - PALM BEACH GARDENS, FL 33418
                   - PHONE (561) 227-0955 - FAX (561) 775-4993


For Further Information Contact:
TBC Corporation                                 Investors:
Thomas W. Garvey                                Brod & Schaffer, LLC
Executive V.P. & Chief Financial Officer        Betsy Brod/Jonathan Schaffer
(561) 227-0955                                  (212) 750-5800



                   TBC REPORTS RECORD 2004 FOURTH QUARTER AND
                                FULL-YEAR RESULTS


PALM BEACH GARDENS, FL - FEBRUARY 22, 2005 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, today reported sales and earnings for the fourth quarter and year ended December 31, 2004.

Net sales in the fourth quarter increased 31.6% to $487.8 million compared to $370.7 million in the fourth quarter of 2003. Total unit tire sales increased 21.1% compared to a 3.3% increase in unit shipments by tire manufacturers in the fourth quarter (based on preliminary reports). Same store sales for TBC's retail segment increased 2.9% in the fourth quarter of 2004.

Net income for the fourth quarter of 2004 was $12.1 million, or $0.52 per diluted share, versus $9.6 million, or $0.41 per diluted share, in the fourth quarter of 2003. Results for the fourth quarter of 2004 included an after-tax charge of $0.9 million, or $0.04 per diluted share, due to the final disposition of discontinued inventories purchased in connection with the NTB acquisition. Results for the fourth quarter of 2003 have been restated to reflect the Company-wide adoption of the FIFO inventory costing method.

During the fourth quarter, TBC's retail segment benefited from the full quarter contribution of the NTB stores acquired in December of 2003 as well as a favorable service sales mix, and increased sell-through of higher-margin, private brand tires. Additionally, the fourth quarter benefited from the return of previously lost business due to the hurricanes. The Company's wholesale business performed well with higher sales as a result of volume gains and price increases.



                                    --more--

TBC Corp. Fourth Quarter Earnings Release
Page 2

"Fourth quarter results demonstrate positive momentum in both our retail and wholesale units," commented Larry Day, TBC President and Chief Executive Officer. "Within our retail segment, sales were driven by an increase in tire demand and continued expansion in mechanical services. Overall, we were pleased with the performance of our Company-operated stores throughout 2004, and Big O turned in a solid performance for the quarter and the year. Within our wholesale business, we experienced revenue growth in the fourth quarter as our Private Brands Division performed well, and we continued to focus on higher margin niche products and delivering superior fill rates to our customers."

For the year ended December 31, 2004, the Company reported a 40.7% increase in net sales from $1,318.5 million in 2003 to $1,854.6 million in 2004. Total unit tire sales increased 19.6% during the year compared to a 3.0% increase in unit shipments by tire manufacturers (based on preliminary reports). Additionally, same store sales for TBC's retail segment increased 2.0% in 2004. Net income in 2004 was $37.6 million, or $1.62 per diluted share, versus $32.2 million, or $1.42 per diluted share, in 2003. Results for 2003 have been restated to reflect the Company-wide adoption of the FIFO inventory costing method.

Net income for 2004 reflects the fourth quarter after-tax charge of $0.9 million, or $0.04 per diluted share, due to the final disposition of discontinued inventories purchased in connection with the NTB acquisition. Results for 2004 also include the negative impact of EITF 02-16 of $0.10 per diluted share and an estimated negative $0.12 per diluted share impact from the four major hurricanes in the third quarter, offset by a positive $0.03 per diluted share post-hurricane impact in the fourth quarter.

For 2005, the Company currently expects earnings in the range of $2.08 to $2.15 per diluted share. For the first quarter, the Company projects earnings in the range of $0.24 to $0.28 per diluted share.

At December 31, 2004, the Company had a combined total of 1,172 stores in its retail network with 605 Company-operated locations and 567 franchised Big O stores. In fiscal 2005, the Company expects to add 20 to 30 stores to its Company-operated retail network and 15 to 20 new Big O franchise locations.

Mr. Day concluded, "While we are in a seasonally slow period, we are encouraged by the acceptance of earlier price increases and overall demand trends. Within this more favorable environment, we see opportunities to drive additional sales through our retail channel with expanded service and product offerings. The acquired NTB stores were on plan in 2004 with solid prospects for 2005. We also expect to realize cost efficiencies and the benefits of a larger scale operation. We remain focused on improving our EBITDA margin in our retail operations in 2005, targeting a goal of 8% by year-end."


                                    --more--

TBC Corp. Fourth Quarter Earnings Release
Page 3

"In terms of new store growth, we did not achieve our recent goals. However, we are confident in our ability to meet our 2005 objectives with the addition of new Company stores in existing and contiguous markets. As well, with a strengthened business development team in place at Big O, we plan to aggressively target existing independent tire dealers and convert them into franchisees."

TBC Corporation will host a conference call on Wednesday, February 23, 2005, at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time, to discuss fourth quarter results. A live Webcast of the conference call will be available by visiting the Company's Web site, www.tbccorp.com. The Webcast will be archived at TBC's Web site until March 22, 2005.

TBC Corporation also announces that it has changed its 2005 Annual Meeting of Stockholders previously scheduled for Wednesday, May 4, 2005. The meeting will be held at the PGA National Resort, 400 Avenue of the Champions, Palm Beach Gardens, Florida on Thursday, May 12, 2005, at 9:00 a.m., local time.

ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel strategy. The Company's retail operations include company-operated retail centers under the "Tire Kingdom", "Merchant's Tire & Auto Centers" and "National Tire & Battery" brands and franchised retail tire stores under the "Big O Tires" brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company's proprietary brands of tires have a longstanding reputation for quality, safety and value.

TBC CORPORATION SAFE HARBOR STATEMENT

This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and successfully integrate acquisitions and achieve anticipated synergies or savings; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.


                                 (Tables Follow)

                                 TBC CORPORATION
                   RESTATED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                                THREE MONTHS ENDED                     YEAR ENDED
                                                                    DECEMBER 31,                       DECEMBER 31,
                                                            -----------------------------     ------------------------------
                                                                               RESTATED                          RESTATED
                                                               2004              2003            2004              2003
                                                            ------------     ------------     ------------     ------------
NET SALES                                                   $    487,758     $    370,742     $  1,854,553     $  1,318,531

COST OF SALES                                                    306,351          235,357        1,160,828          884,645
                                                            ------------     ------------     ------------     ------------

GROSS PROFIT                                                     181,407          135,385          693,725          433,886
                                                            ------------     ------------     ------------     ------------

EXPENSES:

       DISTRIBUTION EXPENSES                                      19,484           16,765           74,284           61,356

       SELLING, ADMINISTRATIVE AND RETAIL STORE EXPENSES         139,790          100,942          547,169          314,760

       INTEREST EXPENSE - NET                                      4,768            3,363           18,663           10,409

       OTHER (INCOME) EXPENSE - NET                               (1,447)            (259)          (4,722)          (2,547)
                                                            ------------     ------------     ------------     ------------

                                TOTAL EXPENSES                   162,595          120,811          635,394          383,978
                                                            ------------     ------------     ------------     ------------

INCOME BEFORE INCOME TAXES                                        18,812           14,574           58,331           49,908

PROVISION FOR INCOME TAXES                                         6,728            4,996           20,695           17,723
                                                            ------------     ------------     ------------     ------------

NET INCOME                                                  $     12,084     $      9,578     $     37,636     $     32,185
                                                            ============     ============     ============     ============

EARNINGS PER SHARE -

       BASIC                                                $       0.55     $       0.44     $       1.70     $       1.49

       DILUTED                                              $       0.52     $       0.41     $       1.62     $       1.42

WEIGHTED AVERAGE COMMON SHARES
       OUTSTANDING -

       BASIC                                                      22,280           21,871           22,190           21,649

       DILUTED                                                    23,297           23,270           23,280           22,743


                                   (CONTINUED)

                                 TBC CORPORATION
                 RESTATED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)



                                                  ASSETS
                                                                                              RESTATED
                                                                           December 31,      DECEMBER 31,
                                                                               2004             2003
                                                                           ------------      ------------
                                                                            (UNAUDITED)       (UNAUDITED)
CURRENT ASSETS:

       CASH AND CASH EQUIVALENTS ....................................      $      2,832      $      2,645

       ACCOUNTS AND NOTES RECEIVABLE, LESS ALLOWANCE
            FOR DOUBTFUL ACCOUNTS OF $9,707 AT DECEMBER 31, 2004
            AND $8,260 AT DECEMBER 31, 2003

                   RELATED PARTIES ..................................            32,149            12,535
                   OTHER ............................................           117,812           109,962
                                                                           ------------      ------------

                   TOTAL ACCOUNTS AND NOTES RECEIVABLE ..............           149,961           122,497

       INVENTORIES ..................................................           290,967           264,810
       REFUNDABLE FEDERAL AND STATE INCOME TAXES ....................                 -               296
       DEFERRED INCOME TAXES ........................................            23,536            11,359
       OTHER CURRENT ASSETS .........................................            20,000            10,346
                                                                           ------------      ------------

                   TOTAL CURRENT ASSETS .............................           487,296           411,953
                                                                           ------------      ------------

PROPERTY, PLANT AND EQUIPMENT, AT COST:

       LAND AND IMPROVEMENTS ........................................            10,400            12,100
       BUILDINGS AND LEASEHOLD IMPROVEMENTS .........................           109,959           103,669
       FURNITURE AND EQUIPMENT ......................................           104,914            93,710
                                                                           ------------      ------------
                                                                                225,273           209,479
       LESS ACCUMULATED DEPRECIATION ................................            72,617            56,618
                                                                           ------------      ------------

                   TOTAL PROPERTY, PLANT AND EQUIPMENT ..............           152,656           152,861
                                                                           ------------      ------------

TRADEMARKS, NET .....................................................            15,824            15,824
                                                                           ------------      ------------

GOODWILL, NET .......................................................           180,729           169,184
                                                                           ------------      ------------

OTHER ASSETS ........................................................            39,180            34,368
                                                                           ------------      ------------

TOTAL ASSETS ........................................................      $    875,685      $    784,190
                                                                           ============      ============


                                   (CONTINUED)

                                 TBC CORPORATION
                 RESTATED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)



                       LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                              RESTATED
                                                                           December 31,      DECEMBER 31,
                                                                              2004              2003
                                                                           ------------      ------------
                                                                            (UNAUDITED)       (UNAUDITED)
CURRENT LIABILITIES:

       OUTSTANDING CHECKS, NET ......................................      $     30,368      $     11,411

       NOTES PAYABLE TO BANKS .......................................            41,013            29,100

       CURRENT PORTION OF LONG-TERM DEBT AND
            CAPITAL LEASE OBLIGATIONS ...............................            41,216            28,723

       ACCOUNTS PAYABLE, TRADE ......................................           127,283           114,708

       FEDERAL AND STATE INCOME TAXES PAYABLE .......................            17,622                --

       OTHER CURRENT LIABILITIES ....................................            93,302            91,730
                                                                           ------------      ------------

                   TOTAL CURRENT LIABILITIES ........................           350,804           275,672
                                                                           ------------      ------------

LONG-TERM DEBT AND CAPITAL LEASE
       OBLIGATIONS, LESS CURRENT PORTION ............................           167,349           208,620
                                                                           ------------      ------------

NONCURRENT LIABILITIES ..............................................            40,417            28,900
                                                                           ------------      ------------

DEFERRED INCOME TAXES ...............................................            11,279             7,890
                                                                           ------------      ------------

STOCKHOLDERS' EQUITY:

       COMMON STOCK, $0.10 PAR VALUE, SHARES ISSUED
            AND OUTSTANDING - 22,312 AT DECEMBER 31, 2004
            AND 21,905 AT DECEMBER 31, 2003 .........................             2,231             2,190

       ADDITIONAL PAID-IN CAPITAL ...................................            28,882            23,898

       OTHER COMPREHENSIVE INCOME (LOSS) ............................            (1,569)           (1,637)

       RETAINED EARNINGS ............................................           276,292           238,657
                                                                           ------------      ------------

                   TOTAL STOCKHOLDERS' EQUITY .......................           305,836           263,108
                                                                           ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..........................      $    875,685      $    784,190
                                                                           ============      ============


                                   (CONTINUED)

                                 TBC CORPORATION
                               SUPPLEMENTARY DATA
               (In thousands, except percentages and store counts)
                                   (Unaudited)



                                                           THREE MONTHS ENDED                         YEAR ENDED
                                                               DECEMBER 31,                           DECEMBER 31,
                                                      -------------------------------       -------------------------------
                                                                           RESTATED                              RESTATED
                                                         2004                2003              2004                2003
                                                      ------------       ------------       ------------       ------------
RECONCILIATION OF EBITDA TO NET INCOME:

      EBITDA                                          $     30,344       $     22,462       $    103,737       $     78,545

      LESS -  DEPRECIATION AND AMORTIZATION                  6,764              4,525             26,743             18,228

              INTEREST EXPENSE - NET                         4,768              3,363             18,663             10,409

              PROVISION FOR INCOME TAXES                     6,728              4,996             20,695             17,723
                                                      ------------       ------------       ------------       ------------
      NET INCOME                                      $     12,084       $      9,578       $     37,636       $     32,185
                                                      ============       ============       ============       ============


SEGMENT INFORMATION:

      NET SALES -

               RETAIL                                 $    310,963       $    230,706       $  1,192,496       $    734,073

               WHOLESALE                              $    176,795       $    140,036       $    662,057       $    584,458
                                                      ------------       ------------       ------------       ------------

               CONSOLIDATED                           $    487,758       $    370,742       $  1,854,553       $  1,318,531
                                                      ============       ============       ============       ============

      EBITDA -

               RETAIL                                 $     20,874       $     15,957       $     68,111       $     51,087

               WHOLESALE                              $      9,470       $      6,505       $     35,626       $     27,458
                                                      ------------       ------------       ------------       ------------

               CONSOLIDATED                           $     30,344       $     22,462       $    103,737       $     78,545
                                                      ============       ============       ============       ============

CAPITAL EXPENDITURES                                  $      7,390       $      6,432       $     25,506       $     21,017

RETAIL SAME-STORE SALES % CHANGE                               2.9%               4.5%               2.0%               2.1%

RETAIL STORE COUNTS, AT END OF PERIOD

      COMPANY OPERATED STORES                                                                        605                591

      FRANCHISED BIG O STORES                                                                        567                576
                                                                                            ------------       ------------
      TOTAL                                                                                        1,172              1,167
                                                                                            ============       ============